UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2010

NEKTAR THERAPEUTICS
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Industrial Road
San Carlos, California 94070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (650) 631-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of Nektar Therapeutics, a Delaware corporation (the “Company”), previously approved, subject to stockholder approval, an amendment to the Company’s Employee Stock Purchase Plan (the “ESPP”) that would increase the number of shares of the Company’s common stock reserved for issuance under the ESPP by an additional 700,000 shares. According to the final results from the Company’s 2010 Annual Meeting of Stockholders held on June 29, 2010 (the “Annual Meeting”), the Company’s stockholders approved the amendment to the ESPP. The foregoing description of the amendment is qualified in its entirety by reference to the text of the amended and restated version of the ESPP, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, Proposals 1, 2 and 3 described below were approved. The proposals below are described in detail in the Company’s definitive proxy statement dated May 20, 2010 for the Annual Meeting. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present. “For” votes and abstentions were counted for purposes of determining the votes received in connection with each of Proposals 1, 2 and 3. In addition, broker non-votes were counted for purposes of determining the votes received in connection with Proposal 1 and Proposal 2, and “Against” votes were counted for purposes of determining the votes received in connection with Proposal 2 and Proposal 3.

The results are as follows:

Proposal 1

The individuals listed below received the highest number of affirmative votes of the outstanding shares of the Company’s common stock present or represented by proxy and voting at the Annual Meeting, in each case constituting a majority of the total outstanding shares, and were elected at the Annual Meeting to serve on the Board until the Company’s 2013 Annual Meeting of Stockholders.

Nominee	For	Against	Abstain	Broker Non-Votes
R. Scott Greer	73,035,830	0	209,164	12,587,034
Christopher A. Kuebler	71,846,235	0	1,398,759	12,587,034
Lutz Lingnau	73,023,773	0	221,221	12,587,034

In addition to the directors elected above, Robert B. Chess, Joseph J. Krivulka, Howard W. Robin, Susan Wang, Roy A. Whitfield and Dennis L. Winger continued to serve as directors after the Annual Meeting.

Proposal 2

The proposal to amend the ESPP to increase the aggregate number of shares of common stock available for issuance under the ESPP by 700,000 shares for a total reserve of 1,500,000 shares, as described in the proxy materials. This proposal was approved with approximately 98.6% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 0.7% of the shares present or represented and voting at the Annual Meeting voting against the proposal.

For	Against	Abstain	Broker Non-Votes
72,235,623	537,274	472,097	12,587,034

Proposal 3

The proposal to ratify the appointment, by the audit committee of the Board, of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2010, as described in the proxy materials. This proposal was approved with approximately 99.3% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 0.4% of the shares present or represented and voting at the Annual Meeting voting against the proposal.

For	Against	Abstain
85,259,337	319,650	253,041

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Employee Stock Purchase Plan, as amended and restated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Date:	July 6, 2010	By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employee Stock Purchase Plan, as amended and restated